Exhibit 99.1

Bellerophon Therapeutics Announces Proposed Public Offering of Common Stock

WARREN, N.J., May 18, 2020 – Bellerophon Therapeutics, Inc. (Nasdaq: BLPH) (“Bellerophon” or the “Company”) today announced that it intends to offer and sell shares of its common stock in an underwritten registered public offering. All of the shares in the offering are to be sold by Bellerophon. Bellerophon also intends to grant the underwriters a 30-day option to purchase up to an additional fifteen percent (15%) of the number of shares of common stock offered in the public offering at the public offering price, less underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Bellerophon expects to use the net proceeds from this offering, together with its existing cash and cash equivalents, for funding its ongoing clinical trials, for working capital and general corporate purposes.

Jefferies LLC is acting as the sole book-running manager for this offering.

The securities are being offered pursuant to a shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 6, 2018. The offering will be made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may be obtained for free from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at +1 877 821 7388 or by email at Prospectus Department@Jefferies.com.

About Bellerophon

Bellerophon is a clinical-stage biotherapeutics company focused on developing innovative therapies that address significant unmet medical needs in the treatment of cardiopulmonary diseases. The Company is currently developing multiple product candidates under its INOpulse® program, a proprietary pulsatile nitric oxide delivery system.

Forward-looking Statements

Any statements in this press release about Bellerophon’s future expectations, plans and prospects, including statements about the timing, size, success and intended use of net proceeds of the proposed offering as well as statements about the clinical development of its product candidates, regulatory actions with respect to the Company’s clinical trials and expectations regarding the sufficiency of the Company’s cash balance to fund clinical trials, operating expenses and capital expenditures, and other statements containing the words “anticipate,” “believe,” “continue,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: INOpulse® may prove not to be an effective treatment for COVID-19 or approved for marketing by the FDA, market and other conditions, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary or interim results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, the FDA’s substantial discretion in the approval process, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in subsequent filings with the SEC. In addition, any forward-looking statements included in this press release represent Bellerophon’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release, except as required by law.

Contacts

At Bellerophon:	At LifeSci Advisors:
Fabian Tenenbaum, Chief Executive Officer	Brian Ritchie
(908) 574-4767	(212) 915-2578